Exhibit 99.1

HOPE Therapeutics, Inc. and NRx Pharmaceuticals, Inc. (Nasdaq:NRXP) Announce Signing of a Letter of Intent to Acquire its First Florida Interventional Psychiatry Clinics

●	The clinics are located in favorable locations, are revenue generating and EBITDA positive
●	Clinics offer a comprehensive range of mental health services
●	Acquisition is expected to be immediately accretive to revenue and EBITDA for HOPE and NRx

MIAMI, FL., October 30, 2024 /PRNewswire/ – HOPE Therapeutics, Inc., (“HOPE,” the “Company”), a medical and technology driven company, and a wholly-owned subsidiary of NRx Pharmaceuticals, Inc. (“NRx”) (Nasdaq: NRXP), today announced signing a non-binding Letter of Intent (LOI) for acquisition of its first Interventional Psychiatry Clinics in Florida. These clinics are seen as top performers and will form the Company’s foundation for growth in Florida.

The clinics to be acquired are revenue generating and EBITDA positive, thus the acquisition is expected to be immediately accretive to both revenue and EBITDA for HOPE and NRx.

“These clinics come to us highly recommended by industry insiders, and we have been impressed with their intelligent and compassionate operations,” said Jonathan Javitt, MD MPH and Matthew Duffy, Co-CEOs of HOPE Therapeutics. “Additionally, we look forward to working with the founders to help optimize additional acquisitions as they enter our network. This is another important step forward as we move to establish HOPE as a model for clinics that aim to provide the latest standard of care treatments for CNS healthcare providers nationwide.”

About HOPE Therapeutics, Inc.

HOPE Therapeutics, Inc. (www.hopetherapeutics.com) is a healthcare delivery company developing a best-in-class network of clinics that currently offer ketamine and other lifesaving therapies to patients with suicidal depression and related disorders, together with a digital therapeutic-enabled platform designed to augment and preserve the clinical benefit of NMDA-targeted drug therapy.

About NRx Pharmaceuticals, Inc.

NRx Pharmaceuticals is a clinical-stage biopharmaceutical company developing therapeutics based on its NMDA platform for the treatment of central nervous system disorders, specifically suicidal bipolar depression, chronic pain, and PTSD. The Company is developing NRX-101, an FDA-designated investigational Breakthrough Therapy for suicidal treatment-resistant bipolar depression and chronic pain. NRx plans to file an NDA for Accelerated Approval for NRX-101 in patients with bipolar depression and suicidality or akathisia. NRX-101 additionally has potential to act as a non-opioid treatment for chronic pain, as well as a treatment for complicated UTI.

NRx has recently announced plans to submit a New Drug Application for NRX-100 (IV ketamine) for the treatment of suicidal depression, based on results of well-controlled clinical trials conducted under the auspices of the US National Institutes of Health and newly obtained data from French health authorities, licensed under a data sharing agreement. NRx was awarded Fast Track Designation for development of ketamine (NRX-100) by the US FDA as part of a protocol to treat patients with acute suicidality.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, among others, statements regarding the proposed public offering and the timing and the use of the proceeds from the offering. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "plan," "believe," "intend," "look forward," and other similar expressions among others. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth strategy and liquidity. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. Except as may be required by applicable law, The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

For further information:

CORPORATE CONTACT:

Matthew Duffy

Chief Business Officer, NRx Pharmaceuticals

Co-CEO, HOPE Therapeutics, Inc.

mduffy@nrxpharma.com